Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of August 13, 2026 between NORTHANN CORP., a Nevada corporation (the “Company”), and FRANÇOIS VACHON (the “Executive”).

1. Position and Duties

1.1 The Company employs the Executive as Chief Executive Officer, effective August 13, 2026 (the “Effective Date”). The Executive shall be the Company’s sole Chief Executive Officer and principal executive officer for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”).

1.2 The Executive’s primary responsibilities are the Company’s financing, corporate governance, regulatory and exchange compliance, remediation of its delinquency in reports under the Exchange Act, relations with its independent registered public accounting firm, listing adviser and NYSE American LLC, and financial-reporting and audit-related activities. The Executive will provide executive oversight and strategic direction for the completion of the Company’s United States manufacturing program and its sales-growth initiatives. The Executive reports to the Board of Directors (the “Board”). The Executive fully supports the Company’s plan to expand manufacturing in the United States and its objective of creating additional U.S. employment opportunities and U.S. tax revenues.

1.3 Work Location. The Executive shall perform services for the Company at such locations as the Company may reasonably require, including the Company’s offices in the United States and Asia, and at other locations as reasonably required by the Board in connection with the performance of the Executive’s duties.

1.4 The Executive shall devote substantially all of his business time and attention to the Company and shall not, without the prior written consent of the Board, engage in any other business activity, whether or not for compensation.

1.5 The Executive shall execute the certifications required of a principal executive officer under Rules 13a-14 and 15d-14 under the Exchange Act and Section 906 of the Sarbanes-Oxley Act of 2002.

2. Term

2.1 The initial term is one year from the Effective Date. Before the expiration of the term, the parties may agree in writing to renew or extend the Executive’s employment.

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3. Compensation

3.1 Base Salary. For the first three months following the Effective Date, the Executive shall receive base salary at the rate of US$7,000 per month. Beginning with the fourth month following the Effective Date, the Executive shall receive base salary at the rate of US$10,000 per month. Base Salary shall be payable in accordance with the Company’s payroll practices and reviewed annually by the Board.

3.2 No Transaction-Based Remuneration. Notwithstanding anything to the contrary, no part of the Executive’s compensation shall consist of any commission, finder’s fee, success fee, carried interest or other remuneration determined, calculated or conditioned, directly or indirectly, by reference to transactions in securities of the Company or to the amount of any securities sold or subscriptions placed by or on behalf of the Company. This Section 3.2 prevails over any other provision of this Agreement or of any plan, award or arrangement.

3.3 Expenses. Reimbursement of reasonable business expenses on presentation of documentation in accordance with Company policy.

3.4 Benefits. Participation in such benefit plans as the Company maintains from time to time for its senior executives, subject to the terms of those plans.

3.5 No Bonus or Current Equity Award. The Executive is not entitled to any bonus or equity award under this Agreement. The Board may consider a future equity award under the Company’s equity incentive plan, subject to separate Board approval and any stockholder or NYSE American approval that may be required. No equity award has been approved or granted.

4. Securities Law Undertakings

4.1 The Executive represents and warrants that he is not, and has not during the twelve months preceding the Effective Date been, an associated person of any broker or dealer in any jurisdiction; that he holds no securities registration or licence in any jurisdiction; and that he is not subject to any statutory disqualification within the meaning of Section 3(a)(39) of the Exchange Act. The Executive shall notify the Board immediately if any of the foregoing ceases to be true.

4.2 In connection with any offering of securities by the Company, the Executive shall not participate in the sale of securities more than once in any period of twelve months, and shall conduct his activities so as to satisfy the conditions of Rule 3a4-1 under the Exchange Act.

4.3 The Executive shall not engage in, and shall not permit any person acting on his behalf to engage in, any general solicitation or general advertising within the meaning of Regulation D, or any directed selling efforts in the United States within the meaning of Regulation S, in connection with any offering of the Company’s securities.

4.4 The Executive shall comply with the Company’s insider trading policy, its Regulation FD policy and its disclosure controls and procedures, and shall complete the Company’s directors’ and officers’ questionnaire on request.

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5. Confidentiality; Intellectual Property

5.1 The Executive shall not, during or after employment, use or disclose any confidential information of the Company save in the proper performance of his duties or as required by law.

5.2 All work product created in the course of employment vests in the Company, and the Executive shall execute such documents as are necessary to give effect to this.

6. Termination

6.1 Early Termination. Any early termination of the Executive’s employment shall be addressed by mutual discussion between the parties. Either party may provide at least 30 days’ prior written notice of a proposed early termination. Any agreed terms of separation shall be recorded in writing.

6.2 On termination for any reason, the Executive shall be deemed to have resigned from all offices and directorships held with the Company and its affiliates.

7. Indemnification and Insurance

7.1 The Company shall enter into its standard form of indemnification agreement with the Executive on or before the Effective Date, and shall indemnify him to the fullest extent permitted by the Nevada Revised Statutes and its Bylaws.

7.2 The Company shall maintain directors’ and officers’ liability insurance covering the Executive in accordance with the Company’s insurance program during the term of employment.

8. Restrictive Covenants

8.1 During employment and for 12 months following its termination, the Executive shall not solicit any employee or customer of the Company.

9. General Provisions

9. Representations of the Executive. The Executive represents that he is not subject to any agreement that would restrict his performance of this Agreement.

10. Compliance with Applicable Law. Nothing in this Agreement is intended to waive or limit any employment standard, statutory right or remedy that cannot lawfully be waived or limited under applicable law.

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11. Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the State of Nevada, without regard to conflict-of-law principles. The parties submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for any dispute arising out of or relating to this Agreement, subject to any mandatory applicable law.

12. Clawback. The Executive is subject to the Company’s compensation recovery policy adopted pursuant to Rule 10D-1 and the listing standards of NYSE American LLC.

13. Assignment; Successors. This Agreement may not be assigned by the Executive and shall be binding on the Company’s successors and assigns.

14. Entire Agreement; Amendment; Counterparts. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. Any amendment must be in writing and signed by both parties. This Agreement may be executed in counterparts and delivered electronically.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

NORTHANN CORP.

By:	/s/ Bradley C. Lalonde

Name: Bradley C. Lalonde

Title: Chairman of the Board

EXECUTIVE

/s/ François Vachon
François Vachon

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